Exhibit 10.1

Non-Interest-Bearing

Cash Flow Note

(LDA-IGC)

As of June 6, 2001

FOR VALUE RECEIVED, the undersigned, LAND DEVELOPMENT ASSOCIATES, S.E., a special partnership organized and existing under the laws of the Commonwealth of Puerto Rico ("LDA") hereby promises to pay to the order of INTERSTATE GENERAL COMPANY L.P., a limited partnership organized and existing under the laws of the State of Delaware (the "Payee") the principal amount of $7,575,411.30 in lawful money of the United States and in immediately available funds as hereinafter provided. Principal payable hereunder shall be paid at the principal offices of Payee identified from time to time by the Payee in a notice delivered to LDA. For purposes of this Note, "Available Cash Flow" shall mean an amount equal to twenty-eight percent (28%) of the net proceeds of land sales by LDA from and after the date of this Note until the principal amount of this Note is paid, provided that payments made under any liens on land sold for money borrowed by LDA under a loan(s) do not on a cumulative basis from and after the date of this Note exceed forty-two percent (42%) of the net proceeds of such land sales. To the extent that payments made under liens on such land sold for money borrowed by LDA on a cumulative basis exceed forty-two percent (42%) of the net proceeds of such land sales, Available Cash Flow shall be correspondingly reduced, dollar for dollar. For example, if payments made from and after the date hereof on a cumulative basis under liens on land sold for money borrowed by LDA equal forty-six percent (46%) of the net proceeds of such land sales, Available Cash Flow shall be twenty-four percent (24%) of the net proceeds of land sales until further adjusted to achieve a twenty-eight percent (28%)/forty-two percent (42%) application of net sale proceeds on a cumulative basis.

    Notwithstanding Section 5 of this Note, the entire unpaid balance of the obligations evidenced hereby shall be due and payable on August 2, 2009 or, at Payee's option, by written notice to LDA, upon one or more of the following events ("Events of Default").

    The Events of Default are:

    1.1 If LDA shall (i) admit in writing its inability to pay its debts generally as they become due; (ii) file a petition in bankruptcy or take advantage of any insolvency act; (iii) make an assignment for the benefit of creditors; (iv) consent to the appointment of a receiver of itself or of any substantial part of is property; (v) on a petition in bankruptcy filed against it, be adjudicated a bankrupt; (vi) file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district or territory thereof (collectively "Bankruptcy Law"); or (vii) sell or transfer all or substantially all of its assets or properties;

    1.2 If a court of competent jurisdiction shall enter an order, judgment, or decree appointing, without LDA's consent, a receiver of LDA or substantially all of its property, or approving a petition filed against it seeking judgment, reorganization or arrangement of LDA under any Bankruptcy Law, and such order, or decree shall not be vacated, set aside or stayed within ninety (90) days from the date of entry thereof; or

    1.3 If, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of LDA or of substantially all of its property and such custody or control shall not be terminated or stayed within ninety (90) days from such assumption.

    If any provision of this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.
    This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Puerto Rico applicable to agreements made and to be performed entirely within such Commonwealth.
    Payee and LDA agree that any legal action, suit or proceeding (collectively "Suit") arising out of or relating to this Note shall be instituted only in a court of the Commonwealth of Puerto Rico and that neither will in any manner in any such Suit, claim that such party is not subject personally to the jurisdiction of that court, that the Suit is brought in an inconvenient forum, that the Suit is improper or that this Note may not be enforced in or by that court.
    Unless expressly provided otherwise herein, LDA hereby waives diligence, presentment of any instrument, demand for payment, protest and notice of nonpayment or protest and any and all other notices and demands whatsoever in connection with the delivery, acceptance, performance, default or enforcement of this Note except that LDA shall have sixty (60) days to cure any defect or Event of Default after Payee has giving LDA written notice of the existence of any such defect or Event of Default. The provisions of this Note are binding on the assigns and successors of LDA and shall inure to the benefit of the Payee, its successors and assigns. If this Note is place in the hands of an attorney for collection, the undersigned shall pay all reasonable costs and disbursements of such attorney.
    This Note can at maker's election be prepaid in part or in whole without penalty.
    No provision of this Note may be changed or waived orally, but only an instrument in writing signed by the party to be charged by such change or waiver.
    This Note is issued by LDA in substitution (A) for that certain Subordinated Cash Flow Note issued by LDA on October 31, 1997, in favor of Payee, which such note was cancelled in connection with the execution and delivery of a Note dated as of May 15, 2000, to conform the terms thereof to the Restructuring Agreement of Interstate General Company L.P. that became effective October 5, 1998, and (B) for that Cash Flow Note dated May 15, 2000, heretofore referred to.

In San Juan, Puerto Rico, this 10 day of July, 2001.

LAND DEVELOPMENT ASSOCIATES, S.E. a Puerto Rico special partnership
By:	INTERSTATE GENERAL PROPERTIES LIMITED PARTNERSHIP S.E., a Maryland limited partnership, its managing partner
By:	IGP GROUP CORP., a Puerto Rico corporation, its general partner
By:	/s/ Carolos R. Rodriguez Batllia
Name: Carlos R. Rodriguez Batllia Title: President

ACCEPTED:

Interstate General Company L.P.

By:	Interstate General Management Company Its Managing General Partner
By:	/s/ James J. Wilson

Affidavit No. 4173

Recognized and subscribed to before me by Carlos R. Rodriguez Batllia of legal age, married, executive and resident of Puerto Rico, in his capacity as President of IGP Group Corp., personally known to me at San Juan, Puerto Rico this 10 day of July, 2001.

/s/ Alvaro R. Calderon Mongil
Notary Public